UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2019

Benefit Street Partners Realty Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-55188	46-1406086
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification No.)

9 West 57th Street, Suite 4920

New York, New York 10019

(Address of principal executive offices, including zip code)

Registrant’s telephone number, including area code: (212) 588-6770

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
None

Indicated by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter)

        Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02.	Unregistered Sales of Equity Securities.

On May 23, 2019 and May 24, 2019, Benefit Street Partners Realty Trust, Inc. (the “Company”) entered into joinders to that certain stock purchase agreement dated June 1, 2018 (the “Purchase Agreement”) with an institutional investor, affiliates of another institutional investor and an individual accredited investor (collectively, the “Investors”), pursuant to which the Investors committed to purchase a cumulative amount of $30,025,000 of shares (the aggregate shares to be purchased, the “Shares”) of the Company’s Series A convertible preferred stock, $0.01 par value (the “Preferred Stock”), in one or more closings (each, a “Closing,” and collectively, the “Closings”). The timing of any Closing, and the amount of Shares to be sold at such Closing, will be determined by the Company in its sole discretion, subject to certain limitations.

The Purchase Agreement provides that the purchase price for the Shares shall be equal to $5,000 per share plus accrued dividends, which is the liquidation preference per share of the Preferred Stock as set forth in the articles supplementary for the Preferred Stock (the “Articles Supplementary”).

The offering was not registered under the Securities Act of 1933, as amended (the “Securities Act”), and is being made pursuant to the exemption provided by Section 4(a)(2) of the Securities Act and certain rules and regulations promulgated thereunder. The Shares may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

A summary of the material terms of the Purchase Agreement and the Preferred Stock is contained in Item 1.1 of the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on June 6, 2018, and is incorporated herein by reference.

Item 5.07.	Submission of Matters to a Vote of Security Holders.

The Company’s 2019 annual meeting of stockholders (the “Annual Meeting”) was called to order on May 30, 2019.

At the Annual Meeting, stockholders voted on (i) the election of Richard J. Byrne, Jamie Handwerker, Peter J. McDonough, Buford H. Ortale and Elizabeth K. Tuppeny to the Company’s Board of Directors for one-year terms until the 2020 annual meeting of stockholders and until their respective successors are duly elected and qualified; and (ii) the ratification of the appointment of Ernst & Young LLP (“E&Y”) as the Company’s independent registered public accounting firm for the year ending December 31, 2019.

The stockholders elected all five nominees for director and ratified the appointment of E&Y. The full results of the matters voted on at the Annual Meeting are set forth below:

Proposal No. 1 – Election of Directors

Nominee	Votes For	Votes Against	Abstain	Broker Non- Votes
Richard J. Byrne	25,141,666	574,161	1,139,334	380,057
Jamie Handwerker	25,103,311	596,864	1,154,986	380,057
Peter J. McDonough	25,100,632	589,137	1,165,392	380,057
Buford H. Ortale	25,083,226	597,907	1,174,028	380,057
Elizabeth K. Tuppeny	25,153,980	595,345	1,105,836	380,057

Proposal No. 2 – Ratification of the Appointment of E&Y as the Company’s Independent Registered Public Accounting Firm for the Fiscal Year Ending December 31, 2019:

Votes For	Votes Against	Abstain	Broker Non-Votes
25,945,698	388,983	900,537	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BENEFIT STREET PARTNERS REALTY TRUST, INC.

By:	/s/ Jerome S. Baglien
Name:	Jerome S. Baglien
Title:	Chief Financial Officer and Treasurer

Date: May 30, 2019